Joint Filer Information

Title of Security:       Common Stock

Issuer & Ticker Symbol:  Industrial Enterprises of America, Inc. (IEAM)

Designated Filer:        Pike Capital Partners, LP

Other Joint Filers:      Pike Capital Partners (QP), LP
                         Pike Capital Management, LP
                         Dan W. Pike

Addresses:               The address of Pike Capital Partners (QP), LP, Pike
                         Capital Management LLC and Dan W. Pike 275 Madison
                         Avenue, Suite 418, New York, NY 10016.


Signatures:


Dated:  February 27, 2007      PIKE CAPITAL PARTNERS (QP), LP
                               By: Pike Capital Management LLC,
                                   As General Partner


                                    By: /s/ Daniel W. Pike
                                        -----------------------------------
                                            Daniel W. Pike, Managing Member


                               PIKE CAPITAL MANAGEMENT LLC


                               By: /s/ Daniel W. Pike
                                   -----------------------------------
                                       Daniel W. Pike, Managing Member



                               /s/ Daniel W. Pike
                               ------------------
                                   Daniel W. Pike